BUXTON & CLOUD
                          Certified Public Accountants
                               6440 Avondale Drive
                             Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net










                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated February 22, 2002 (except for Note G, which is dated March 27, 2002), with respect to the financial statements of Engineering and Materials Technology Corporation, an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.

                                     /s/ Buxton & Cloud
                                     ------------------
                                     Buxton & Cloud

Oklahoma City, Oklahoma
October 3, 2002


                                                                    Exhibit 23.7
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